Exhibit 10(u)

February 22, 2005

David J. Zuercher
Executive Vice President
Wells Fargo Bank, N.A.
333 South Grand Avenue, 12th Floor
Los Angeles, CA 90071-1504

Dear Dave:

This letter is to notify Wells Fargo Bank, National Association that I hereby elect to terminate, effective as of December 31, 2004, the agreement between the Bank and me, which became effective April 15, 2002.

Sincerely,

/s/ Robert L. Joss
Robert L. Joss